Exhibit 99.1

Penn Virginia Reports Second Quarter 2019 Results
--- Increased Production 13 Percent over First Quarter ---

HOUSTON, August 7, 2019 (GLOBE NEWSWIRE) -- Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ:PVAC) today announced its financial and operational results for the second quarter 2019.

Recent Significant Highlights

•
Produced 27,845 barrels of oil equivalent per day (“BOEPD”) (72% crude oil) in the second quarter of 2019, which is 13% higher than the first quarter of 2019 and 25% higher than the second quarter of 2018;

•	Reported net income of $51.6 million, or $3.40 per diluted share, and adjusted net income(1) of $29.8 million, or $1.96 per diluted share, for the second quarter of 2019;

•	Generated adjusted EBITDAX(2) of $85.0 million for the second quarter of 2019;

•	Realized oil price of $62.63 per barrel, an approximate $2.70 per barrel premium over the West Texas Intermediate (“WTI”) average price for the second quarter of 2019; and

•
Recorded total cash direct operating expenses per barrel of oil equivalent (“BOE”) of $11.67 and adjusted direct operating expenses per BOE(3) of $11.64 for the second quarter of 2019, including lease operating expense (“LOE”) of $4.09 per BOE.

John A. Brooks, President and Chief Executive Officer of Penn Virginia commented, “We reported second quarter production above mid-point of guidance, realized strong pricing that represented a significant premium over WTI and recorded low operating costs. These positive results generated adjusted EBITDAX(2) of approximately $85 million and adjusted net income(1) per diluted share of $1.96 for the quarter.”

Mr. Brooks continued, “Given our production growth trajectory, we expect to generate free cash flow beginning in the fourth quarter of this year, while increasing year-over-year production by 25% to 30%. Looking ahead, we are confident in our ability to generate free cash flow in 2020.”
Second Quarter 2019 Operating Results
Total production increased approximately 25% from the second quarter of 2018, to 2.534 million barrels of oil equivalent (“MMBOE”), or 27,845 BOEPD (72% crude oil). Penn Virginia turned to sales 8 gross (7.3 net) wells during the second quarter of 2019.
Second Quarter 2019 Financial Results
Total cash direct operating expenses, which consist of LOE, gathering, processing and transportation (“GPT”) expenses, production and ad valorem taxes, and cash general and administrative (“G&A”) expenses, were $29.6 million, or $11.67 per BOE, in the second quarter of 2019.  Total G&A expenses for the second quarter of 2019 were $6.2 million, or $2.46 per BOE, which included $1.1 million of share-based compensation and non-recurring transaction costs, of which $1.0 million was non-cash.  For the second quarter of 2019, adjusted cash general and administrative expenses(4), which exclude those items, were $2.03 per BOE. Adjusted direct operating expenses(3) per BOE, excluding the aforementioned non-cash and non-recurring G&A items, were $11.64 for the second quarter of 2019. For the second quarter of 2019, LOE was $4.09 per BOE.
Net income for the second quarter of 2019 was $51.6 million, or $3.40 per diluted share, compared to net loss of $2.5 million, or $0.17 per share, in the second quarter of 2018.  Adjusted net income(1) was $29.8 million, or $1.96 per diluted share in the second quarter of 2019, versus $37.4 million, or $2.46 per diluted share in the second quarter of 2018.

Exhibit 99.1

Adjusted EBITDAX(2) was $85.0 million in the second quarter of 2019, compared to $75.7 million in the second quarter of 2018.
Hedging Update
Penn Virginia enters into oil hedges on a portion of its production to help mitigate commodity price risk.
The table below sets forth Penn Virginia’s current oil hedge positions:

	WTI - Oil Volumes (Bbls Per Day)	WTI - Average Swap Price ($/barrel)	LLS - Oil Volumes (Bbls Per Day)	LLS - Average Swap Price ($/barrel)	MEH - Oil Volumes (Bbls Per Day)	MEH - Average Swap Price ($/barrel)
Q3-Q4 2019	7,400	$55.70	5,000	$59.17	1,000	$64.00
2020	7,000	$54.94	—	$—	2,000	$61.03

Balance Sheet and Liquidity
During the second quarter of 2019, the Company incurred $90.9 million of capital expenditures, of which 96% was associated with drilling and completion capital.
As of June 30, 2019, Penn Virginia had cash of $12.8 million and total debt of $540 million including borrowings under its revolving credit facility of $340.0 million. Liquidity was $172.4 million, including cash and $159.6 million available under the Company’s revolving credit facility. As of June 30, 2019, the Company’s net debt to adjusted EBITDAX ratio was approximately 1.6x(5).
Acreage and Drilling Inventory
As of June 30, 2019, the Company had approximately 98,500 gross (84,400 net) acres.  Approximately 92% of Penn Virginia’s acreage is held by production.

Penn Virginia had an estimated 510 gross (438 net) drilling locations at June 30, 2019, of which 100% are Company-operated.

2019 Outlook
The Company is committed to maintaining financial discipline and a strong balance sheet.  Penn Virginia is targeting year-over-year production growth of approximately 25% to 30% for 2019, assuming a two-rig development program.
The table below sets forth the Company’s operational and financial guidance for 2019:

Exhibit 99.1

Production (BOEPD)		% oil
Third Quarter	28,400 - 29,100	75%
Full Year	27,400 - 27,700	75%

Realized Price Differentials
Oil (premium to WTI, per barrel)	$0.00 - $2.00
Natural gas (off Henry Hub, per MMBtu)	$0.10 - $0.20

Direct Operating Expenses
Lease operating expenses (per BOE)	$4.30 - $4.50
GPT expenses (per BOE)	$2.25 - $2.75
Ad valorem and production taxes (percent
of product revenue)	6.0% - 6.5%
Cash G&A expenses (per BOE)	$2.00 - $2.50

Capital Expenditures (millions)	$335 - $355
Second Quarter 2019 Conference Call
A conference call and webcast discussing second quarter 2019 financial and operational results is scheduled for Thursday, August 8, 2019 at 11:00 a.m. ET. Prepared remarks will be followed by a question and answer period. Investors and analysts may participate via phone by dialing (877) 270-2148 (international: (412) 902-6510) five to 10 minutes before the scheduled start time, or via webcast by logging on to the Company’s website, www.pennvirginia.com, at least 15 minutes prior to the scheduled start time to download supporting materials and install any necessary audio software.
An on-demand replay of the webcast will be available on the Company’s website beginning shortly after the webcast. The replay will also be available from August 8, 2019 through August 15, 2019 by dialing (877) 344-7529 (international (412) 317-0088) and entering the pass code 10133891.
About Penn Virginia Corporation
Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.
Cautionary Statements Regarding Reserves
The estimates and guidance presented in this release are based on assumptions of capital expenditure levels, prices for oil, natural gas and NGLs, current indications of supply and demand for oil, well results and operating costs. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, operational and regulatory risks and uncertainties and are subject to material revision. Actual results may differ materially from estimates and guidance. Please read the “Forward-Looking Statements” section below, as well as “Risk Factors” in our annual report on Form 10-K, which are incorporated herein.
Forward-Looking Statements
This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements, and such statements include,  words such as “anticipate,” “guidance,” “assumptions,” “projects,” “forward,” “estimates,” “outlook,” “expects,” “continues,” “intends,” “plans,” “believes,” "future,” “potential,” “may,” “foresee,” “possible,” “should,” “would,” “could” and

Exhibit 99.1

variations of such words or similar expressions, including the negative thereof, to identify forward-looking statements. Because such statements include assumptions, risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: risks related to completed acquisitions, including our ability to realize their expected benefits; our ability to satisfy our short-term and long-term liquidity needs, including our ability to generate sufficient cash flows from operations or to obtain adequate financing to fund our capital expenditures and meet working capital needs; negative events or publicity adversely affecting our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties; plans, objectives, expectations and intentions contained in this communication that are not historical; our ability to execute our business plan in volatile and depressed commodity price environments; the decline in and volatility of commodity prices for oil, NGLs, and natural gas; our ability to develop, explore for, acquire and replace oil and natural gas reserves and sustain production; our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; our ability to meet guidance, market expectations and internal projections, including type curves; any impairments, write-downs or write-offs of our reserves or assets; the projected demand for and supply of oil, NGLs and natural gas; our ability to contract for drilling rigs, frac crews, materials, supplies and services at reasonable costs; our ability to renew or replace expiring contracts on acceptable terms; our ability to obtain adequate pipeline transportation capacity or other transportation for our oil and gas production at reasonable cost and to sell the production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and natural gas reserves; use of new techniques in our development, including choke management and longer laterals; drilling and operating risks; our ability to compete effectively against other oil and gas companies; leasehold terms expiring before production can be established and our ability to replace expired leases; environmental obligations, costs and liabilities that are not covered by an effective indemnity or insurance; the timing of receipt of necessary regulatory permits; the effect of commodity and financial derivative arrangements with other parties, and counterparty risk related to the ability of these parties to meet their future obligations; the occurrence of unusual weather or operating conditions, including force majeure events; our ability to retain or attract senior management and key employees; our reliance on a limited number of customers and a particular region for substantially all of our revenues and production; compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; physical, electronic and cybersecurity breaches; uncertainties relating to general domestic and international economic and political conditions; the impact and costs associated with litigation or other legal matters; and other risks set forth in our filings with the SEC. Additional information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. In addition, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The statements in this communication speak only as of the date of communication. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Footnotes

(1)
Adjusted net income is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(2)
Adjusted EBITDAX is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(3)
Adjusted direct operating expenses per BOE is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(4)
Adjusted cash general and administrative expenses is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(5)	Calculation based on the last 12 months.

Exhibit 99.1

PENN VIRGINIA CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
and SELECTED OPERATING STATISTICS - unaudited
(in thousands, except per share, production and price data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Revenues
Crude oil	$114,031	$94,812	$101,716	$208,843	$172,974
Natural gas liquids (NGLs)	3,502	5,548	5,533	9,050	8,479
Natural gas	5,290	4,277	3,912	9,567	6,702
Total product revenues	122,823	104,637	111,161	227,460	188,155
Gain on sales of assets, net	16	25	4	41	79
Other revenues, net	(72)	566	415	494	557
Total revenues	122,767	105,228	111,580	227,995	188,791
Operating expenses
Lease operating	10,362	11,004	8,730	21,366	16,026
Gathering, processing and transportation	6,408	3,929	4,574	10,337	7,933
Production and ad valorem taxes	7,579	5,692	5,795	13,271	9,887
General and administrative	5,215	6,027	4,447	11,242	9,342
Total cash direct operating expenses	29,564	26,652	23,546	56,216	43,188
Share-based compensation - equity classified awards	1,017	1,038	875	2,055	2,451
Depreciation, depletion and amortization	44,298	38,870	31,273	83,168	53,354
Total operating expenses	74,879	66,560	55,694	141,439	98,993
Operating income	47,888	38,668	55,886	86,556	89,798
Other income (expense)
Interest expense, net	(9,056)	(9,478)	(6,150)	(18,534)	(10,751)
Derivatives	13,603	(68,017)	(52,241)	(54,414)	(71,036)
Other, net	8	106	(16)	114	(74)
Income (loss) before income taxes	52,443	(38,721)	(2,521)	13,722	7,937
Income tax benefit (expense)	(818)	24	—	(794)	(163)
Net income (loss)	$51,625	$(38,697)	$(2,521)	$12,928	$7,774

Net income (loss) per share:
Basic	$3.42	$(2.56)	$(0.17)	$0.86	$0.52
Diluted	$3.40	$(2.56)	$(0.17)	$0.85	$0.51

Weighted average shares outstanding:
Basic	15,106	15,098	15,058	15,102	15,050
Diluted	15,162	15,098	15,058	15,174	15,171

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Production
Crude oil (MBbls)	1,821	1,652	1,498	3,473	2,625
NGLs (MBbls)	389	315	269	704	434
Natural gas (MMcf)	1,947	1,531	1,515	3,478	2,486
Total (MBOE)	2,534	2,222	2,020	4,756	3,473
Average daily production (BOEPD)	27,845	24,692	22,200	26,278	19,189

Prices
Crude oil ($ per Bbl)	$62.63	$57.39	$67.89	$60.14	$65.89
NGLs ($ per Bbl)	$9.01	$17.60	$20.54	$12.85	$19.56
Natural gas ($ per Mcf)	$2.72	$2.79	$2.58	$2.75	$2.70
Aggregate ($ per BOE)	$48.47	$47.08	$55.02	$47.82	$54.17

Prices - Adjusted for derivative settlements
Crude oil ($ per Bbl)	$58.07	$60.05	$59.61	$59.02	$58.28
Aggregate ($ per BOE)	$45.20	$49.06	$48.89	$47.00	$48.42

Exhibit 99.1

PENN VIRGINIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS - unaudited
(in thousands)

	June 30,	December 31,
	2019	2018
Assets
Current assets	$80,889	$126,430
Net property and equipment	1,038,687	927,994
Other noncurrent assets	10,168	14,530
Total assets	$1,129,744	$1,068,954

Liabilities and shareholders' equity
Current liabilities	126,196	104,691
Other noncurrent liabilities	10,518	5,533
Total long-term debt, net	531,476	511,375
Total shareholders' equity	461,554	447,355
Total liabilities and shareholders' equity	$1,129,744	$1,068,954

PENN VIRGINIA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS - unaudited
(in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Cash flows from operating activities
Net income (loss)	$51,625	$(38,697)	$(2,521)	$12,928	$7,774
Adjustments to reconcile net income (loss) to
net cash provided by operating activities:
Depreciation, depletion and amortization	44,298	38,870	31,273	83,168	53,354
Derivative contracts:
Net losses (gains)	(13,603)	68,017	52,241	54,414	71,036
Cash settlements, net	(8,301)	4,394	(12,401)	(3,907)	(19,977)
Deferred income tax expense	818	1,212	—	2,030	163
Gain on sales of assets, net	(16)	(25)	(4)	(41)	(79)
Non-cash interest expense	827	921	848	1,748	1,644
Share-based compensation (equity-classified)	1,017	1,038	875	2,055	2,451
Other, net	13	13	13	26	26
Changes in operating assets and liabilities	8,425	(6,484)	11,412	1,941	4,026
Net cash provided by operating activities	85,103	69,259	81,736	154,362	120,418
Cash flows from investing activities
Acquisitions, net	—	—	(3,497)	—	(86,835)
Capital expenditures	(89,455)	(86,486)	(123,511)	(175,941)	(201,350)
Proceeds from sales of assets, net	11	18	974	29	2,525
Net cash used in investing activities	(89,444)	(86,468)	(126,034)	(175,912)	(285,660)
Cash flows from financing activities
Proceeds from credit facility borrowings	20,000	12,000	48,500	32,000	166,500
Repayment of credit facility borrowings	(5,000)	(8,000)	—	(13,000)	—
Debt issuance costs paid	(2,518)	—	—	(2,518)	(754)
Net cash provided by financing activities	12,482	4,000	48,500	16,482	165,746
Net increase (decrease) in cash and cash equivalents	8,141	(13,209)	4,202	(5,068)	504
Cash and cash equivalents - beginning of period	4,655	17,864	7,319	17,864	11,017
Cash and cash equivalents - end of period	$12,796	$4,655	$11,521	$12,796	$11,521

Exhibit 99.1

PENN VIRGINIA CORPORATION
CERTAIN NON-GAAP FINANCIAL MEASURES - unaudited

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted net income”
Adjusted net income is a non-GAAP financial measure that represents net income (loss) adjusted to include net cash settlements of derivatives and exclude the effects, net of income taxes, of non-cash changes in the fair value of derivatives, net gains and losses on the sales of assets, acquisition, divestiture and strategic transaction costs, executive retirement costs and alternative minimum tax credit adjustments. We believe that Non-GAAP adjusted net income and non-GAAP adjusted net income per share amounts provide meaningful supplemental information regarding our operational performance. This information facilitates management’s internal comparisons to the Company’s historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, the Company believes that our investors can benefit by evaluating both non-GAAP and GAAP results. Adjusted net income non-GAAP is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss).

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
	(in thousands, except per share amounts)
Net income (loss)	51,625	(38,697)	(2,521)	12,928	7,774
Adjustments for derivatives:
Net losses (gains)	(13,603)	68,017	52,241	54,414	71,036
Cash settlements, net	(8,301)	4,394	(12,401)	(3,907)	(19,977)
Gain on sales of assets, net	(16)	(25)	(4)	(41)	(79)
Acquisition, divestiture and strategic transaction costs	76	724	56	800	487
Executive retirement costs	—	—	—	—	250
Alternative minimum tax credit adjustments to income taxes, net	—	—	—	—	163
Adjusted net income	$29,781	$34,413	$37,371	$64,194	$59,654

Net income (loss), per diluted share	$3.40	$(2.56)	$(0.17)	$0.85	$0.51
Adjusted net income, per diluted share	$1.96	$2.25	$2.46	$4.23	$3.93

Exhibit 99.1

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted EBITDAX”
Adjusted EBITDAX represents net income (loss) before interest expense, income taxes, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net cash settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including acquisition, divestiture and strategic transaction costs, executive retirement costs and other items. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Penn Virginia may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Penn Virginia’s results as reported under GAAP.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
	(in thousands, except per unit amounts)
Net income (loss)	$51,625	$(38,697)	$(2,521)	$12,928	$7,774
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense, net	9,056	9,478	6,150	18,534	10,751
Income tax (benefit) expense	818	(24)	—	794	163
Depreciation, depletion and amortization	44,298	38,870	31,273	83,168	53,354
Share-based compensation expense (equity-classified)	1,017	1,038	875	2,055	2,451
Gain on sales of assets, net	(16)	(25)	(4)	(41)	(79)
Adjustments for derivatives:
Net losses (gains)	(13,603)	68,017	52,241	54,414	71,036
Cash settlements, net	(8,301)	4,394	(12,401)	(3,907)	(19,977)
Adjustment for special items:
Acquisition, divestiture and strategic transaction costs	76	724	56	800	487
Executive retirement costs	—	—	—	—	250
Adjusted EBITDAX	$84,970	$83,775	$75,669	$168,745	$126,210

Adjusted EBITDAX per BOE	$33.53	$37.70	$37.46	$35.48	$36.34

Reconciliation of GAAP “Operating expenses” to Non-GAAP “Adjusted direct operating expenses and Adjusted direct operating expenses per BOE”
Adjusted direct operating expenses and adjusted direct operating expenses per BOE are a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash expenses. We believe that the non-GAAP measure of Adjusted total direct operating expense per BOE is useful to investors because it provides readers with a meaningful measure of our cost profile and provides for greater comparability period-over-period.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2018	2018	2019	2018
	(in thousands, except per unit amounts)
Operating expenses - GAAP	$74,879	$66,560	$55,694	$141,439	$98,993
Less:
Share-based compensation - equity-classified awards	(1,017)	(1,038)	(875)	(2,055)	(2,451)
Depreciation, depletion and amortization	(44,298)	(38,870)	(31,273)	(83,168)	(53,354)
Total cash direct operating expenses	29,564	26,652	23,546	56,216	43,188
Significant special charges:
Acquisition, divestiture and strategic transaction costs	(76)	(724)	(56)	(800)	(487)
Executive retirement costs	—	—	—	—	(250)
Non-GAAP Adjusted direct operating expenses	$29,488	$25,928	$23,490	$55,416	$42,451

Total cash direct operating expenses per BOE	$11.67	$11.99	$11.66	$11.82	$12.43
Non-GAAP Adjusted direct operating expenses per BOE	$11.64	$11.67	$11.63	$11.65	$12.22

Exhibit 99.1

Reconciliation of GAAP “General and administrative expenses” to Non-GAAP “Adjusted cash general and administrative expenses”
Adjusted cash general and administrative expenses is a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash share-based compensation expense. We believe that the non-GAAP measure of Adjusted cash general and administrative expenses is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2018	2018	2019	2018
	(in thousands, except per unit amounts)
General and administrative expenses - direct	$5,215	$6,027	$4,447	$11,242	$9,342
Share-based compensation - equity-classified awards	1,017	1,038	875	2,055	2,451
GAAP General and administrative expenses	6,232	7,065	5,322	13,297	11,793
Less: Share-based compensation - equity-classified awards	(1,017)	(1,038)	(875)	(2,055)	(2,451)
Significant special charges:
Acquisition, divestiture and strategic transaction costs	(76)	(724)	(56)	(800)	(487)
Executive retirement costs	—	—	—	—	(250)
Adjusted cash-based general and administrative expenses	$5,139	$5,303	$4,391	$10,442	$8,605

GAAP General and administrative expenses per BOE	$2.46	$3.18	$2.63	$2.80	$3.40
Adjusted cash general and administrative expenses per BOE	$2.03	$2.39	$2.17	$2.20	$2.48

Contact
Clay Jeansonne
Investor Relations
Ph: (713) 722-6540
E-Mail: invest@pennvirginia.com